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                                                                    EXHIBIT 23.1









Consent of independent public accountants




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-91578, 333-17355, 333-39523, 333-59664, and
333-69844.



Arthur Andersen LLP


Minneapolis, Minnesota,
March 22, 2002